Exhibit 5.1

                              Troutman Sanders LLP
                              600 Peachtree Street
                                Atlanta, GA 30308
                                  404-885-3808




Savannah Electric and Power Company
600 Bay Street, East
Savannah, Georgia 31401

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to Savannah Electric and Power Company (the "Company") in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) on November 7, 2002 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of Senior Notes (the "Senior Notes") to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of March 1, 1998, as supplemented, between the Company and The Bank of New York, as trustee (the "Senior Note Indenture").

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes have been issued and sold upon the terms specified in the order of the Georgia Public Service Commission, when the Senior Note Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.


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         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of the Senior Notes, (i) the effectiveness of the Registration Statement shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of the Senior Notes.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                              Dewey Ballantine LLP
                               New York, New York



                                November 7, 2002




Troutman Sanders LLP
600 Peachtree Street, N.E.
Atlanta, Georgia  30308

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to the prospective underwriters in connection with the Registration Statement on Form S-3 filed pursuant to Rule 462(b) with the Securities and Exchange Commission (the "Commission") on November 7, 2002 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of Senior Notes (the "Senior Notes") to be issued by the Company. The Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between the Company and the trustee named therein (the "Senior Note Indenture").

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of directors of the Company or a duly authorized committee thereof, when the Senior Notes have been issued and sold upon the terms specified in the order of the Georgia Public Service Commission, the Senior Note Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of the Senior Notes (i) the effectiveness of the Registration Statement shall not have been terminated or rescinded and (ii) there shall not have occurred any change in law affecting the validity or enforceability of the Senior Notes.

Troutman Sanders LLP
November 7, 2002
Page 2



         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine LLP

                                                     DEWEY BALLANTINE LLP